Exhibit 10.1

EXECUTION VERSION

Certain confidential information contained in this document, marked by [***], has been omitted because Palatin Technologies, Inc. (“Palatin”) has determined the information (i) is not material and (ii) would likely cause competitive harm to Palatin or its subsidiaries or affiliates if publicly disclosed.

TERMINATION AGREEMENT

This Termination Agreement (“Termination Agreement”) is made and entered into as of July 24, 2020 (the “Termination Agreement Date”) by and between AMAG Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at 1100 Winter Street, Waltham, MA 02451, USA (“AMAG”) and Palatin Technologies, Inc., a company organized under the laws of Delaware, with its principal place of business at 4-B Cedar Brook Drive, Cedar Brook Corporate Center, Cranbury, NJ 08512 (“Palatin”). AMAG and Palatin are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

Whereas, AMAG and Palatin are parties to that certain License Agreement, dated as of January 8, 2017 (the “Agreement”), pursuant to which Palatin granted AMAG an exclusive license to use, research, develop, manufacture and commercialize Compounds (as defined under the Agreement) and Products (as defined under the Agreement), including the bremelanotide acetate product marketed by AMAG as Vyleesi® pursuant to NDA No. 210557 (“Vyleesi”), in the Territory;

Whereas, pursuant to its rights under the Agreement, AMAG has been developing and commercializing the Products in the Territory;

Whereas, the Parties have agreed to terminate the Agreement and AMAG will transition the development and commercialization of the Products to Palatin, which termination will be effective as of the Termination Agreement Date; and

Whereas, the Parties anticipate that Palatin will require certain services from AMAG, which services AMAG has agreed to conduct, for a period of time following the termination of the Agreement to facilitate the transition of the Products to AMAG.

Now, Therefore, in consideration of the foregoing premises, the mutual promises and covenants of the Parties contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.
Definitions

1.1
Capitalized terms used but not otherwise defined in this Termination Agreement have the meanings provided in the Agreement.

1.2
“Accounts Payable” means accrued receipts and accounts payable arising out of or relating to the operation or conduct of the Business.

1.3
“Accounts Receivable” means all accounts receivable, notes receivable and similar rights to receive payments of AMAG or any of its Affiliates.

1.4
“Affiliate” means as of any point in time and for so long as such relationship continues to exist with respect to any Person, any other Person that controls, is controlled by or is under common control with such Person. A Person shall be regarded as in control of another Person if it (a) owns or controls at least fifty percent (50%) of the equity securities of the subject Person entitled to vote in the election of directors or (b) possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of any such Person (whether through ownership of securities or other ownership interests, by contract or otherwise).

1.5
“Ancillary Agreements” means the Transition Services Agreement, the Transitional Trademark License Agreement, the Patent Assignment Agreement and the Trademark Assignment Agreement.

1.6
“Assumed Liabilities” means the Liabilities identified on Schedule 1.6.

1.7
“Business” means the business of developing, manufacturing, packaging, promoting, marketing, selling, distributing and/or otherwise commercializing the Products in the Territory.

1.8
“Co-Pay Agreement” means the Master Services Agreement by and between AMAG and TrialCard Incorporated, dated as of July 1, 2019, as supplement by that certain Statement of Work No. 1, dated as of July 11, 2019, Change Order Number 1 to the Statement of Work No. 1, dated October 8, 2019 and Change Order Number 2 to the Statement of Work No. 1, dated January 1, 2020.

1.9
“Excluded Assets” means any assets, properties and rights of AMAG or any of its Affiliates other than the Transferred Assets, including, without limitation, the assets, rights and interests of AMAG and its Affiliates set forth or described on Schedule 1.9, which assets, rights and interests are not to be transferred to Palatin hereunder.

1.10
“Excluded Liabilities” means all Liabilities of AMAG and its Affiliates other than the Assumed Liabilities, including, without limitation and solely for illustrative purposes, the Liabilities set forth or described on Schedule 1.10.

1.11
“Intellectual Property” means any or all of the following in any jurisdiction in the world: (a) copyrights, copyrightable works, and registrations and applications for registration thereof; (b) trade names, trademarks, service marks, and trade dress, and registrations and applications for registration thereof, and all goodwill associated therewith; (c) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (d) internet uniform resource locators and domain names; (e) rights in software, data, and databases; and (f) trade secrets, know-how, and other confidential information.

1.12
“Inventory” means all inventory owned by AMAG and used exclusively in the Business or held for sale exclusively to customers of the Business, including the Products and active pharmaceutical ingredients, spare parts, raw materials, containers, packaging and packaging supplies and work-in-process ([***]).

1.13
“Liabilities” means any and all debts, liabilities, assessments, expenses, deficiencies, judgments, losses, damages, fines, penalties and obligations of any nature, whether accrued or unaccrued, known or unknown, express or implied, primary or secondary, direct or indirect, liquidated, disputed or undisputed, absolute or contingent, matured or un-matured or determined or determinable and whether due or to become due.

1.14
“Marketing Authorizations” means all Regulatory Approvals owned by AMAG or its Affiliates with respect to all Continuation Products in the Territory, each of which is identified on Schedule 1.14 attached hereto.

1.15
“Patent Assignment Agreement” means that certain patent assignment agreement, substantially in the form attached to this Termination Agreement as Exhibit A, to be entered into between the Parties on or about the Termination Agreement Date.

1.16
“Regulatory Files” means copies of all regulatory files with respect to (a) Marketing Authorizations for the Products, (b) manufacturing processes, batch records and quality assurance records within AMAG’s possession or control, (c) all adverse event reports and other data, information and materials relating to adverse experiences and other safety issues submitted to any Governmental Authority with respect to any of the Products and included in the global safety database for the Product, (d) clinical information related to investigational studies and sponsored studies within AMAG’s possession or control, and (e) all material correspondence with any Governmental Authority relating to any of the Products, including any safety reports or updates, complaint files and product quality reviews.

1.17
“Taxes” means U.S. federal, state, and local taxes and non-U.S. taxes (including interest, penalties or additions associated therewith), including income, alternative, minimum, franchise, capital stock, profits, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, severances, disability, stamp, transfer, registration, sales, use, excise, premium, ad valorem, gross receipts and value-added taxes.

1.18
“Trademark Assignment Agreement” means that certain trademark assignment agreement, substantially in the form attached to this Termination Agreement as Exhibit B, to be entered into between the Parties on or about the Termination Agreement Date.

1.19
“Transfer Letters” means the letters to be filed with the FDA, substantially in the form attached to this Termination Agreement as Exhibit C and Exhibit D, respectively, to transfer the Marketing Authorizations for the Products from AMAG or its Affiliates to Palatin in accordance with 21 C.F.R. § 314.72.

1.20
“Transferred Assets” means the assets, rights and interests of AMAG and its Affiliates set forth or described on Schedule 1.20, which expressly exclude the Excluded Assets.

1.21
“Transferred Contracts” means the agreements, contracts, licenses and purchase orders identified on Schedule 1.21.

1.22
“Transfer Taxes” means any U.S., state, county, local, non-U.S. and other sales, use, transfer, goods and services, value added, conveyance, documentary transfer, stamp duty, recording or other similar Tax, fee or charge imposed on or in connection with the transactions contemplated by or the instruments executed under or in connection with this Termination Agreement or the recording of any sale, transfer, or assignment or property (or any interest therein) effected pursuant to this Termination Agreement.

1.23
“Transferred IP” means the (i) the Applicable AMAG Technology exclusively related to the Business, and (ii) Intellectual Property identified on Schedule 1.23.

1.24
“Transition Services Agreement” means that certain Transition Services Agreement, dated as of the date hereof, by and between AMAG and Palatin, substantially in the form attached hereto as Exhibit E, to be entered into between the Parties on or about the Termination Agreement Date.

2.
Termination

2.1
The Parties hereby agree to terminate each of the Agreement and the Trademark Coexistence Agreement by and between AMAG and Palatin, dated as of October 31, 2017, in its entirety upon the Termination Agreement Date. Upon the Termination Agreement Date, all rights and obligations of each Party under the Agreement shall cease (including all rights and licenses granted by either Party to the other Party thereunder), and AMAG shall cease all Development and Commercialization activities with respect to the Product, and shall have no further obligations thereafter to Develop and Commercialize the Product in the Territory, except as set forth in this Termination Agreement and/or under the Transition Services Agreement.

2.2
The effects of termination set forth in Section 9.7 of the Agreement are superseded by the terms of this Termination Agreement; provided, however, that Sections 1.3, 3.6.6, 3.6.7, 3.6.8, 3.6.9, 3.6.10, 6.1.1, 7, 10.1 and 11.10 of the Agreement shall survive the termination of the Agreement pursuant to this Termination Agreement for five (5) years following the Termination Agreement Date, except with respect to Section 3.6.7 which shall survive for three (3) years following the Termination Agreement Date.

2.3
From and after the Termination Agreement Date, each Party shall cooperate with the other Party in good faith to take all actions reasonably necessary for Palatin to assume, as soon as reasonably practicable after the Termination Agreement Date, all operations pertaining to the Business; provided, however, that nothing in this paragraph will be interpreted as requiring AMAG to take any actions or provide any support beyond the scope of its obligations under this Termination Agreement and Transition Services Agreement.

3.
Transfers and Assignments

3.1
Transferred Assets. Upon the terms and subject to the conditions set forth in this Termination Agreement, as soon as reasonably practicable after the Termination Agreement Date, AMAG agrees to transfer, assign, convey and deliver to Palatin, and Palatin agrees to assume and accept delivery from AMAG, all of AMAG’s rights, title and interests in, to and under the Transferred Assets.

3.2
Excluded Assets. Nothing in this Termination Agreement shall operate to transfer from AMAG, create any obligation on AMAG to transfer or cause to have transferred any rights, title or interests in or to any of the Excluded Assets, or create any Liability on the part of Palatin with respect thereto.

3.3
Assumed Liabilities. Effective at the Termination Agreement Date and from and after the Termination Agreement Date, Palatin shall assume or cause its applicable Affiliates to assume the Assumed Liabilities and shall agree to satisfy and discharge when due the liabilities and obligations of AMAG and its Affiliates in respect of the Assumed Liabilities. After the Termination Agreement Date, Palatin or its applicable Affiliates shall be liable to pay, perform and discharge when due all Assumed Liabilities.

3.4
Excluded Liabilities. Notwithstanding anything to the contrary set forth herein, (a) Palatin shall not assume and shall not be responsible to pay, perform or discharge any Excluded Liabilities, and (b) AMAG shall retain and be responsible for all Excluded Liabilities, and, as the case may be, their payment, performance and discharge when due.

3.5
Business Transfer Documents. To the extent required under applicable Law or as reasonably deemed necessary by either of the Parties, to effect the transactions contemplated hereunder, the Parties shall execute and deliver, or cause their respective Affiliates to execute and deliver, such asset and/or business transfer agreements, bills of sale, deeds, assignments, assumptions and other documents and instruments of sale, conveyance, assignment, novation, transfer and assumption (the “Business Transfer Documents”) as are necessary to effect any transfer of the Transferred Assets or Assumed Liabilities. The Business Transfer Documents shall be in form and substance reasonably agreed to by the Parties and as is usual and customary in the applicable jurisdiction; provided that the Parties agree and acknowledge that the Business Transfer Documents are intended solely to formalize the terms and conditions of this Termination Agreement in order to comply with any applicable Law and shall be, in all respects, consistent with the terms and conditions set forth in this Termination Agreement. In the event of any inconsistency between this Termination Agreement and a Business Transfer Document, this Termination Agreement shall control to the extent it would not be incompatible with applicable Law.

3.6
Recording and Similar Responsibilities. Notwithstanding the foregoing provisions of this Section 3, it shall be Palatin’s responsibility (a) to record the applicable Patent Assignment Agreement and Trademark Assignment Agreement following execution thereof by AMAG at the Termination Agreement Date and (b) to bear the fees and other costs and any Taxes arising from such activities.

3.7
Transfer of Marketing Authorizations. As promptly as reasonably practicable following the Termination Agreement Date, Palatin and AMAG shall (a) file the Transfer Letters with the FDA to transfer ownership of the Marketing Authorizations for the Products and (b) submit all appropriate and necessary documentation with respect to FDA approval by the applicable Governmental Authority of the removal of trademarks of AMAG or its Affiliates and the inclusion of Palatin’s name, corporate logo and National Drug Code on labeling for the Product, subject to the Transitional Trademark License Agreement.  As promptly as reasonably practicable following the Termination Agreement Date, Palatin shall apply for and initiate applicable processes to obtain, establish and begin using its own National Drug Code for the Products, and shall promptly notify AMAG thereof. Notwithstanding the foregoing, Palatin shall only be entitled to promote, market, sell, distribute and/or otherwise Commercialize Product using AMAG’s National Drug Code in accordance with the requirements set forth in Schedule 3.7.

3.8
Data Room Information. As promptly as reasonably practicable following the Termination Agreement Date, AMAG shall deliver or cause to be delivered to Palatin a DVD, CD-ROMs or other digital media file transfer with all documents or information relating exclusively to the Product and the Transferred Assets and available to Palatin as of the date hereof in the electronic data room related to the Product and hosted by Datasite, access of which has been made available to Palatin prior to the Termination Agreement Date.

4.
Transition Services; Covenants

4.1
AMAG shall provide to Palatin the transition services set forth in the Transition Services Agreement. Each Party shall bear its own costs in connection with performing its obligations to complete the transfer of Product operations to Palatin.

4.2
From and after the transfer of the Marketing Authorizations, and during the term of the Transition Services Agreement, Palatin shall conduct the Business, including the Development, Manufacture, Commercialization or use of any Product by, on behalf of, or under the authority of, Palatin, in material compliance with applicable Law and requirements and directions of applicable Governmental Entities to the extent relevant thereto.

4.3
Palatin shall pay and deliver the deposit required under the Co-Pay Agreement to TrialCard Incorporated within three (3) Business Days following the assignment of the Co-Pay Agreement.

5.
Financial Terms

5.1
In consideration for the early termination of the Agreement and the assumption of the Assumed Liabilities, including commitments under certain Transferred Contracts, AMAG shall make the following non-refundable, non-creditable payments to Palatin:

a.
Twelve million dollars ($12,000,000) within three (3) Business Days following the Termination Agreement Date; and

b.
Four million and three hundred thousand dollars ($4,300,000) on March 31, 2021.

5.2
AMAG shall pay the amounts payable pursuant to this Termination Agreement by wire transfer of immediately available funds to such account or accounts as are designed in writing by Palatin.

6.
Representations and Warranties

6.1
Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows, as of the Termination Agreement Date:

a.
it is a company or corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated;

b.
it has the corporate power and authority and the legal right to enter into this Termination Agreement and perform its obligations hereunder;

c.
it has taken all necessary corporate action on its part required to authorize the execution and delivery of this Termination Agreement and the performance of its obligations hereunder and the consummation of the transactions contemplated hereby; and

d.
this Termination Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms.

6.2
Additional Representations and Warranties of AMAG. AMAG hereby represents and warrants to Palatin as follows, as of the Termination Agreement Date:

a.
other than the Marketing Authorizations, AMAG does not own or hold any technical, medical or scientific licenses, registrations, authorizations or approvals (including approvals of NDAs, supplements and amendments, pre- and post- approvals, Price Approvals, and labeling approvals), in any regulatory jurisdiction, that relate exclusively to any Continuation Product or other Product; and

b.
other than the Transferred IP, there is no AMAG Patent Right or registered trademarks owned or controlled by AMAG that is used or held exclusively for use in the conduct of the Business as currently conducted or proposed to be conducted.

6.3
DISCLAIMER OF WARRANTY. EXCEPT AS EXPRESSLY STATED IN THIS TERMINATION AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY, AND ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

6.4
EXCEPT FOR A PARTY’S OBLIGATIONS UNDER SECTION 7.2 (INDEMNIFICATION), AND ANY BREACH OF SECTION 9.1 (CONFIDENTIALITY), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY (OR THE OTHER PARTY’S AFFILIATES) IN CONNECTION WITH THIS TERMINATION AGREEMENT FOR CONSEQUENTIAL, SPECIAL, INCIDENTAL, INDIRECT, SPECULATIVE, TREBLE OR PUNITIVE DAMAGES, LOSS OF BUSINESS REPUTATION OR OPPORTUNITY, LOST REVENUE, INCOME OR PROFITS, DIMINUTION IN VALUE, DAMAGE TO GOODWILL OR SIMILAR ITEMS UNDER ANY THEORY, INCLUDING CONTRACT, NEGLIGENCE, OR STRICT LIABILITY, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

7.
Release; Indemnification

7.1
Release.

a.
Palatin, for itself and on behalf of its Affiliates, and each of their respective current or past directors, officers, stockholders, employees, agents, and insurers and their respective successors, heirs, assigns and representatives, or anyone claiming through any of the foregoing (collectively, the “Palatin Releasors”), hereby completely, irrevocably, fully, finally, and forever release, relinquish, waive and discharge AMAG and its Affiliates, and each of them, including their present and former parents, subsidiaries, predecessors, successors, assigns, and any of their respective current or past officers, directors, employees, agents, insurers, and their respective successors, heirs, assigns and representatives (collectively, the “AMAG Releasees”), of and from (i) any and all Liabilities, claims, actions, causes of action, judgments, demands, costs and expenses of any kind, whether known or unknown (collectively, “Losses”), that the Palatin Releasors, or any of them, had, has, may have or may ever claim to have against the AMAG Releasees, or any of them, under or directly or indirectly related to the Agreement, based upon facts and circumstances arising or existing on or before the Termination Agreement Date, (ii) any Losses the Palatin Releasors, or any of them, has, may have or may ever claim to have against the AMAG Releasees, or any of them, arising out of or related to AMAG’s assignment and transfer of the Transferred Assets; provided, however, that the release under the foregoing clauses (i) and (ii) shall not extend to any royalties owing by AMAG to Palatin pursuant to Section 3 of the Agreement (including AMAG’s obligations under Section 3.6.8 of the Agreement with respect to underpayments and AMAG’s obligations under Section 3.6.9 of the Agreement with respect to late payments) immediately prior to the effectiveness of this Termination Agreement, and (iii) any indemnity obligations under the Agreement.

b.
AMAG, for itself and on behalf of its Affiliates, and each of their respective current or past directors, officers, stockholders, employees, agents, and insurers and their respective successors, heirs, assigns and representatives, or anyone claiming through any of the foregoing (collectively, the “AMAG Releasors”), hereby completely, irrevocably, fully, finally, and forever release, relinquish, waive and discharge Palatin and its Affiliates, and each of them, including their present and former parents, subsidiaries, predecessors, successors, assigns, and any of their respective current or past officers, directors, employees, agents, insurers, and their respective successors, heirs, assigns and representatives (collectively, the “Palatin Releasees”), of and from any and all Losses that the AMAG Releasors, or any of them, had, has, may have or may ever claim to have against the Palatin Releasees, or any of them, under or directly or indirectly related to the Agreement, based upon facts and circumstances arising or existing on or before the Termination Agreement Date; provided, however, that the release under the foregoing Section 7.1(b) shall not extend to any of Palatin’s obligations under Section 3.6.8 of the Agreement with respect to overpayments immediately prior to the effectiveness of this Termination Agreement and (ii) any indemnity obligations under the Agreement.

c.
Notwithstanding any provision of this Termination Agreement to the contrary, nothing herein shall be deemed to (i) release, acquit or discharge any Palatin Releasee or any AMAG Releasee from its obligations (if any) under this Termination Agreement or any claim arising from any breach of such obligations or (ii) otherwise limit or impair any obligation of any Palatin Releasee or any AMAG Releasee under this Termination Agreement (including any indemnification obligation under Section 7.2).

7.2
Indemnification.

a.
The Parties’ indemnification rights and obligations under the Agreement will terminate following termination of the Agreement.

b.
AMAG will indemnify, defend and hold harmless Palatin, each of its Affiliates, and each of its and its Affiliates’ employees, officers, directors and agents (each, a “Palatin Indemnified Party”) from and against any and all Liabilities (including reasonable attorneys’ fees and expenses) that the Palatin Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of: (i) the conduct of the Business by AMAG and its Affiliates prior to the Termination Agreement Date, including the Development, Manufacture, Commercialization or use of any Product by, on behalf of, or under the authority of, AMAG (other than by any Palatin Indemnified Party), including its respective sublicensees and distributors in or for the Territory, other than (A) claims by Third Parties relating to patent infringement arising out of the exercise of rights under the Palatin Patent Rights, (B) claims by Third Parties relating misappropriation of trade secrets arising out of the exercise of rights under the Palatin Know-How and (C) claims for which Palatin is required to indemnify AMAG pursuant to Section 7.2(c), (ii) any breach of its obligations, representations, warranties and covenants under this Termination Agreement (for the avoidance of doubt, this shall not include any breach under the Transition Services Agreement), and (iii) any Excluded Asset or any Excluded Liability.

c.
Palatin will indemnify, defend and hold harmless AMAG, each of its Affiliates, Sublicensees, contractors, distributors and each of its and their respective employees, officers, directors and agents (each, an “AMAG Indemnified Party”) from and against any and all Liabilities (including reasonable attorneys’ fees and expenses) that the AMAG Indemnified Party may be required to pay to one or more Third Parties resulting from or arising out of (i) the conduct of the Business by Palatin and its Affiliates and licensees after the Termination Agreement Date, including the Development, Manufacture, Commercialization or use of any Product by, on behalf of, or under the authority of, Palatin, including its respective licensees and distributors in or for any Territory, after the Termination Agreement Date, (ii) any breach of its obligations, representations, warranties and covenants under this Termination Agreement, (iii) the payment, performance and discharge of Assumed Liabilities, (iv) any claim that the practice of the Palatin Technology to Develop, Manufacture, Commercialize or use any Compound, Product, Pharmaceutical Product or Product Delivery Device in connection with the conduct of the Business by AMAG and its Affiliates prior to the Termination Agreement Date infringed or misappropriated any issued patent or other proprietary right owned or possessed by any Third Party, (v) negligence or willful misconduct of Palatin in the conduct of the Palatin Development Activities by or on behalf of Palatin, and (vi) any Assumed Liability.

7.3
Procedure. The following provisions shall apply to the Parties’ indemnification obligations under Section 7.2:

a.
Notice. Each Party will notify the other Party in writing in the event it becomes aware of a claim for which indemnification may be sought hereunder. In the event that any Third Party asserts a claim or other proceeding (including any governmental investigation) with respect to any matter for which a Party (the “Indemnified Party”) is entitled to indemnification hereunder (a “Third Party Claim”), then the Indemnified Party shall promptly notify the Party obligated to indemnify the Indemnified Party (the “Indemnifying Party”) thereof; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then only to the extent that) the Indemnifying Party is prejudiced thereby.

b.
Control. The Indemnifying Party shall have the right, exercisable by notice to the Indemnified Party within ten Business Days after receipt of notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim, to assume direction and control of the defense, litigation, settlement, appeal or other disposition of the Third Party Claim (including the right to settle the claim solely for monetary consideration) with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided that (a) the Indemnifying Party has sufficient financial resources, in the reasonable judgment of the Indemnified Party, to satisfy the amount of any adverse monetary judgment that is sought, (b) the Third Party Claim seeks solely monetary damages and (c) the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim in full (the conditions set forth in clauses (a), (b) and (c) above are collectively referred to as the “Litigation Conditions”). Within ten (10) Business Days after the Indemnifying Party has given notice to the Indemnified Party of its exercise of its right to defend a Third Party Claim, the Indemnified Party shall give notice to the Indemnifying Party of any objection thereto based upon the Litigation Conditions. If the Indemnified Party reasonably so objects, the Indemnified Party shall continue to defend the Third Party Claim, at the expense of the Indemnifying Party, until such time as such objection is withdrawn. If no such notice is given, or if any such objection is withdrawn, the Indemnifying Party shall be entitled, at its sole cost and expense, to assume direction and control of such defense, with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party. During such time as the Indemnifying Party is controlling the defense of such Third Party Claim, the Indemnified Party shall cooperate, and shall cause its Affiliates and agents to cooperate upon request of the Indemnifying Party, in the defense or prosecution of the Third Party Claim, including by furnishing such records, information and testimony and attending such conferences, discovery proceedings, hearings, trials or appeals as may reasonably be requested by the Indemnifying Party. In the event that the Indemnifying Party does not satisfy the Litigation Conditions or does not notify the Indemnified Party of the Indemnifying Party’s intent to defend any Third Party Claim within ten Business Days after notice thereof, the Indemnified Party may (without further notice to the Indemnifying Party) undertake the defense thereof with counsel of its choice and at the Indemnifying Party’s expense (including reasonable, out-of-pocket attorneys’ fees and costs and expenses of enforcement or defense). The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to join in (including the right to conduct discovery, interview and examine witnesses and participate in all settlement conferences), but not control, at its own expense, the defense of any Third Party Claim that the other party is defending as provided in this Termination Agreement.

c.
Settlement. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, enter into any compromise or settlement that commits the Indemnified Party to take, or to forbear to take, any action. The Indemnified Party shall have the sole and exclusive right to settle any Third Party Claim, on such terms and conditions as it deems reasonably appropriate, to the extent such Third Party Claim involves equitable or other non-monetary relief, but shall not have the right to settle such Third Party Claim to the extent such Third Party Claim involves monetary damages without the prior written consent of the Indemnifying Party. Each of the Indemnifying Party and the Indemnified Party shall not make any admission of liability in respect of any Third Party Claim without the prior written consent of the other party, and the Indemnified Party shall use reasonable efforts to mitigate liabilities arising from such Third Party Claim.

8.
Insurance.

8.1
Each Party further agrees to obtain and maintain, for (i) with respect to Palatin, five (5) years after the Termination Agreement Date and (ii) with respect to AMAG, three (3) years after the Termination Agreement Date, commercial general liability insurance, including products liability insurance, with reputable and financially secure insurance carriers (or pursuant to a program of self-insurance reasonably satisfactory to the other Party) to cover its indemnification obligations under Section 7.2, in each case with limits of not less than ten million dollars ($10,000,000) per occurrence and in the aggregate. Insurance shall be procured with carriers having an A.M. Best Rating of A-VII or better.

9.
Confidentiality

9.1
From and after the Termination Agreement Date, the Transferred Assets will be deemed Confidential Information of Palatin under the Agreement and subject to Section 7 thereof. All other information disclosed by one Party to another Party under this Termination Agreement will be deemed the disclosing Party’s Confidential Information under the Agreement and subject to Section 7 thereof. In addition, the terms of this Termination Agreement will be deemed the Confidential Information of each Party under the terms of Section 7 of the Agreement.

9.2
No press release or public announcement, written or oral, related to this Termination Agreement, the transactions contemplated herein or to the existence of any arrangement between the Parties shall be issued or made by any Party (or any Affiliate of a Party) without the joint approval of Palatin and AMAG (which approval shall not be unreasonably withheld), unless required by Law or the listing requirements of the Nasdaq (on the reasonable advice of counsel) in which case Palatin and AMAG shall have the right to review such press release, announcement or communication prior to issuance, distribution or publication to the extent reasonably practicable. For the avoidance of doubt, the Parties acknowledge and agree that each Party and its Affiliates may provide general information about the subject matter of this Termination Agreement in connection with their fund raising, marketing, informational or reporting activities. Notwithstanding anything contained herein to the contrary, unless required by Law or the listing requirements of the Nasdaq (on the reasonable advice of counsel), neither Party shall use the name or mark of any Affiliates of the other Party, or any abbreviation, variation or derivative thereof, in any press release, public announcement or similar public document or communication relating to the transactions contemplated by this Termination Agreement without the express written consent of the other Party. If either Party, based on the advice of its counsel, determines that this Termination Agreement, or any of the Ancillary Agreements, must be publicly filed with a Governmental Authority, then such Party, prior to making any such filing, shall provide the other party and its counsel with a redacted version of this Termination Agreement (and any other Ancillary Agreement) which it intends to file, and will give due consideration to any comments provided by the other Party or its counsel and use commercially reasonable efforts to obtain confidential treatment by such Governmental Authority of such portions of this Termination Agreement as may be reasonably requested by the other Party or its counsel.

10.
Miscellaneous

10.1
Dispute Resolution. All disputes arising under this Termination Agreement will be resolved in accordance with Section 11.10 of the Agreement.

10.2
Entire Agreement; Amendments. This Termination Agreement (including the Exhibits, Annexes and Schedules hereto), the Ancillary Agreements and the Agreement constitute the entire, final and exclusive understanding and agreement between the Parties with respect to the subject matter hereof and thereof and cancels and supersedes any and all prior negotiation, correspondence, understandings and agreements, whether oral or written, between the Parties with respect to the subject matter hereof and thereof. In the event of any conflict between the terms of this Termination Agreement and the Agreement, the terms of this Termination Agreement will control and prevail. No amendment, modification, supplement release or discharge with respect to this Termination Agreement or any provision hereof will be valid, effective or binding upon the Parties unless in writing and duly executed by authorized representatives of both Parties.

10.3
Notices. Any notice required or permitted to be given under this Termination Agreement shall be in writing, shall specifically refer to this Termination Agreement, and shall be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 10.3, and shall be deemed to have been given for all purposes (a) when personally delivered, (b) when transmitted via facsimile machine to the number set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the fifth business day following the day on which the same is sent by certified or registered mail, postage prepaid.

If to AMAG:	AMAG Pharmaceuticals, Inc.
1100 Winter St.
Waltham, MA 02451
Attention: Joseph Vittiglio & Brian Piekos
Fax: (617) 812-1659

With a copy to (which shall not constitute notice):	Goodwin Procter LLP
100 Northern Ave.
Boston, MA 02110
Attention: Stuart Cable, Jacqueline Mercier & Robert Crawford
Fax: (617) 523-1231

If to Palatin:	Palatin Technologies, Inc.
4-B Cedar Brook Drive
Cranbury, NJ 08512
Attention: Stephen T. Wills & Stephen A. Slusher
Fax: (609) 495-2202
Email: swills@palatin.com & sslusher@palatin.com

With a copy to (which shall not constitute notice) to:	Thompson Hine LLP
335 Madison Avenue, 12th Floor
New York, NY 10017
Attention: Faith L. Charles, Esq.
Fax: (212) 344-6101
Email: Faith.Charles@ThompsonHine.com

10.4
No Strict Construction; Headings. This Termination Agreement has been prepared jointly by the Parties and shall not be strictly construed against either Party. Ambiguities, if any, in this Termination Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Termination Agreement have been inserted for convenience of reference only, are not intended to limit or expand on the meaning of the language contained in the particular Article or Section and shall be of no force or effect in construing or interpreting any of the provisions of this Termination Agreement.

10.5
Assignment. Neither this Agreement nor any interest hereunder shall be assignable by a Party without the prior written consent of the other Party, except as follows: (a) a Party may assign its rights and obligations under this Agreement by way of sale of itself or the sale of the entire portion of its business to which this Agreement relates, through merger, sale of assets or sale of stock or ownership interest, provided that the assignee shall expressly agree to be bound by such Party’s obligations under this Agreement and that such sale is not primarily for the benefit of its creditors, (b) such Party may assign its rights and obligations under this Agreement to any of its Affiliates, provided that the assignee shall expressly agree to be bound by such Party’s obligations under this Agreement and that such Party shall remain liable for all of its rights and obligations under this Agreement. Each Party shall promptly notify the other Party of any assignment or transfer under the provisions of this Section 10.5. This Agreement shall be binding upon the successors and permitted assigns of the Parties and the name of a Party appearing herein shall be deemed to include the names of such Party’s successors and permitted assigns to the extent necessary to carry out the intent of this Agreement. Any assignment not in accordance with this Section 10.5 shall be void. For the avoidance of doubt, neither the consent of or notice to AMAG shall be required in connection with any sale, transfer, license or other disposition of the Transferred Assets or any rights of Palatin relating thereto; provided, however, that such sale, transfer, license or other disposition shall not release Palatin from its obligations with respect to such Transferred Assets under this Agreement.

10.6
Performance by Affiliates. Each Party may discharge any obligations and exercise any right hereunder through any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Termination Agreement, and shall cause its Affiliates to comply with the provisions of this Termination Agreement in connection with such performance. Any breach by a Party’s Affiliate of any of such Party’s obligations under this Termination Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

10.7
Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Termination Agreement.

10.8
Force Majeure. Each Party shall be excused from the performance of its obligations under this Termination Agreement to the extent that such performance is prevented by force majeure (as defined below) and the nonperforming Party promptly provides notice of the prevention to the other Party. Such excuse shall be continued so long as the condition constituting force majeure continues and the nonperforming Party takes commercially reasonable efforts to remove the condition. For purposes of this Agreement, “force majeure” shall include conditions beyond the control of the Parties, including an act of God, voluntary or involuntary compliance with any regulation, law or order of any government, war, act of terror, civil commotion, labor strike or lock-out, epidemic, pandemic, failure or default of public utilities or common carriers, destruction of production facilities or materials by fire, earthquake, storm or like catastrophe.

10.9
Severability. If any one or more of the provisions of this Termination Agreement or portion thereof is for any reason held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the same shall be considered severed from this Termination Agreement and shall not affect or serve to invalidate any remaining provisions hereof, as it is the intent of the Parties that this Termination Agreement shall be construed in such fashion as to maintain its existence, validity and enforceability to the greatest extent possible. In any such event, this Termination Agreement shall be construed as if such provision of portion thereof had never been contained in this Termination Agreement, and there shall be deemed substituted therefor such provision as will most nearly carry out the intent of the Parties as expressed in this Termination Agreement to the fullest extent permitted by applicable law, unless the Parties elect to make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Termination Agreement may be realized.

10.10
No Waiver. Any delay in enforcing a Party’s rights under this Termination Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Termination Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time. No provision of this Termination Agreement shall be waived by any act, omission or knowledge of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party. The waiver by either of the Parties of any breach of any provision hereof by the other Party shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

10.11
Independent Contractors. Each Party shall act solely as an independent contractor, and nothing in this Termination Agreement shall be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein shall be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties or any of their agents or employees, or any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party.

10.12
English Language; Governing Law. This Termination Agreement was prepared in the English language, which language shall govern the interpretation of, and any dispute regarding, the terms of this Termination Agreement. This Termination Agreement and all disputes arising out of or related to this Termination Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, United States of America, without giving effect to any choice of law principles that would require the application of the laws of a different state.

10.13
Jurisdiction. Except as otherwise expressly provided in this Termination Agreement, any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Termination Agreement or the transactions contemplated hereby shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan (and of the appropriate appellate courts therefrom) in any such proceeding and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such court or that any such proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such proceeding may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in this Section 10.13 shall be deemed effective service of process on such party.

10.14
Representation by Legal Counsel. Each Party hereto represents that it has been represented by legal counsel in connection with this Termination Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Termination Agreement, the Parties agree that no presumption shall exist or be implied against the Party which drafted such terms and provisions.

10.15
No Third Party Rights or Obligations. No provision of this Termination Agreement shall be deemed or construed in any way to result in the creation of any rights or obligation in any person or entity not a Party to this Termination Agreement.

10.16
Counterparts. This Termination Agreement may be executed in one (1) or more counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. This Termination Agreement shall become effective when each Party shall have received a counterpart hereof signed by the other Party. Until and unless each Party has received a counterpart hereof signed by the other Party, this Termination Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue hereof or any other oral or written agreement or other communication).

10.17
Delivery by Electronic Transmission. This Termination Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by ..pdf, .tif, .gif, .jpeg or similar attachment to electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re–execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract shall raise the use of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail as a defense to the formation of a contract and each such party forever waives any such defense.

[SIGNATURE PAGE FOLLOWS]

In Witness Whereof, the Parties have executed this Termination Agreement in duplicate originals by their duly authorized officers as of the Effective Date.

Palatin Technologies, Inc.	AMAG Pharmaceuticals, Inc.
/s/ Stephen T. Wills	/s/ Scott Myers
Name: Stephen T. Wills	Name: Scott Myers
Title: Chief Financial Officer, Chief Operating Officer and Executive Vice President	Title: President and Chief Executive Officer

[Signature Page to Termination Agreement]

Exhibit A
Patent Assignment Agreement

A-1

Exhibit B
Trademark Assignment Agreement

B-1

Exhibit C
Palatin Transfer Letter

C-1

Exhibit D
AMAG Transfer Letter

D-1

Exhibit E
Transition Services Agreement
E-1